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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                              March 4, 2000
                     (Date of earliest event reported)

                                SPACEDEV, INC.
           (Exact Name of Registrant as Specified in its Charter)


       Colorado                  000-28947                   84-1374613
    (State or Other             (Commission                (IRS Employer
    Jurisdiction of             File Number)               Identification
    Incorporation)                                             Number)


                     13855 Stowe Drive, Poway, CA 92064
             (Address of Principal Offices, including zip code)


                               (858) 375-2030
            (Registrant's telephone number, including area code)




Item 5.     Other Events

Resignation of Key Employee and Appointment of Officer

On March 4, 2000, Rex Ridenoure, previously reported as a key employee on Registrant's Form 10-SB filed January 18, 2000, resigned his position with Registrant. Despite the prior designation of Mr. Ridenoure as a key employee, departure is not expected to have a material effect on Registrant's operation because of recent new hires. Also on March 4, 2000, Mr. Stanley W. Dubyn began employment as President and Chief Operating Officer.

Change in Trading Symbol Designation

Pursuant to the continuing implementation of the OTC Bulletin Board(R) Eligibility Rule implementation, the Company received notice on or about March 10, 2000 that the fifth character "E," which denotes potential delinquency in SEC reporting requirements, was being added to its trading symbol pending SEC clearance of this Registration Statement. The NASD has indicated that the symbol will be removed when it has received notice from the SEC to the effect that the Commission has no further comments with respect to the Registration Statement. In the event that this Registration Statement is not cleared by the SEC by April 5, 2000, the Company's symbol will be delisted. The Company has been advised by the NASD that it may continue trading on Pink Sheets in the event it is delisted and one or more of its market makers applies for an exemption for Rule 211 on the Company's behalf. Additionally, the Company has been informed by the NASD that, in the event of delisting, it will be able to relist its common stock upon clearance of this Registration Statement and filing of Form 211 with the NASD by one or more of the Company's market makers.

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                              SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SPACEDEV, INC.


Dated: March 20, 2000               By:  /s/ James W. Benson
                                        ------------------------
                                    Name:  James W. Benson
                                    Title: Chief Executive Officer